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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-33949) of Renal Care Group, Inc. and in the related Prospectus and Registration Statement (Form S-8 No. 333-37299) pertaining to the Renal Care Group, Inc. Third Amended and Restated 1996 Stock Incentive Plan of our reports dated March 5, 1998, with respect to the consolidated financial statements and schedule of Renal Care Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                       ERNST & YOUNG LLP



Nashville, Tennessee
March 30, 1998